INDEX TO EXHIBITS


                                                                           Page
10.  Material Contracts
     10.1    CU Bancorp 1994 Non-Employee Director Stock Option Plan         61

     10.2       CU  Bancorp  1993 Non Employee Director  Stock   Agreement   67

     10.3      Mortgage     Servicing     Purchase      Agreement            72



21.  Subsidiaries of the Registrant                                          81

Exhibit 10.1
                                CU BANCORP
               1994 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                          Adopted April 27, 1994

               Approved by the Shareholders on July 7, 1994

          1.   PURPOSE.

               (a) The purpose of the CU Bancorp 1994 Non-Employee Director Stock Option Plan (the "1994 Non-Employee Director Plan") is to strengthen CU Bancorp (the "Company") by providing to non-employee directors (the "Non-Employee Directors") added independence, incentives for high levels of performance and to encourage stock ownership in the Company. The 1994 Non-Employee Director Plan seeks to accomplish these goals by providing a means whereby the Non-Employee Directors of the Company may be given an opportunity to purchase by way of option common stock of the Company.

               (b) The Company, by means of the 1994 Non-Employee Director Plan, seeks to secure and retain the services of such Non-Employee Directors of the Company and to provide incentives for such persons to exert maximum efforts for the success of the Company.

               (c) The Company intends that the options issued under the 1994 Non-Employee Director Plan shall be options which do not qualify as "incentive stock options" as that term is used in Section 422 of the Internal Revenue Code, as amended (the "Code") ("non-qualified options").

          2.   ADMINISTRATION.

               (a) The 1994 Non-Employee Director Plan shall be administered by a committee (the "Committee") designated by the Board of Directors of the Company (the "Board"), which shall be composed of not fewer than two (2) members of the Board. All of the members of the Committee shall be "disinterested persons" as provided in Rule 16b-3(c)(2)(i) promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Committee shall have, in connection with the administration of the 1994 Non-Employee Director Plan, the powers set forth in subparagraph 2(b), subject, however, to such resolutions, not inconsistent with the provisions of the 1994 Non-Employee Director Plan, as may be adopted from time to time by the Board. Any action of the Committee with respect to administration of the 1994 Non-Employee Director Plan shall be taken pursuant to a majority vote or to the unanimous written consent of its members.

               (b) The Committee shall have the power, subject to, and within the limitations of, the express provisions of the 1994 Non-Employee Director Plan:
                         (i)  To construe and interpret the 1994 Non-
Employee Director Plan and the options granted under it, to construe and interpret any conditions or restrictions imposed on stock acquired pursuant to the exercise of an option, to define the terms used herein, and to establish, amend and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the 1994 Non-Employee Director Plan or in any option agreement in a manner and to the extent it shall deem necessary or expedient to make the 1994 Non-Employee Director Plan fully effective.

                         (ii)  Generally, to exercise such powers and to
perform such acts as it deems necessary or expedient to promote the best interests of the Company.

               (c) The Committee shall comply with the provisions of Rule 16b-3 promulgated pursuant to the 1934 Act, as in effect from time to time, to the extent applicable to the 1994 Non-Employee Director Plan.

               (d) The determinations of the Committee on matters referred to in this paragraph 2 shall be final and conclusive.

          3.   SHARES SUBJECT TO THE 1994 NON-EMPLOYEE DIRECTOR PLAN.

          Subject to the provisions of paragraph 8 relating to adjustments upon changes in stock, the stock that may be offered pursuant to options granted under the 1994 Non-Employee Director Plan shall not exceed the aggregate of 200,000 shares of the Company's common stock. If any option granted under the 1994 Non-Employee Director Plan shall for any reason expire, be cancelled or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the 1994 Non-Employee Director Plan.

          4.   ELIGIBILITY AND OPTION PROVISIONS.

          Options to Non-Employee Directors shall be granted, without any further action on the part of the Committee, and as part of formula awards as defined in Rule 16b-3(c) only upon the following terms and conditions:

               (a) Each such person who is a director of the Company on the Effective Date (as defined in paragraph 12) shall receive non-qualified options to acquire 5,000 shares of stock of the Company, subject to adjustment as provided in paragraph 8 hereof, on the Effective Date, and such options shall be deemed to have been granted on the Effective Date. The Chairman of the Board on the Effective Date shall receive options to purchase an additional 2,500 shares of the Company's Common Stock.

               (b) Subject to the availability of shares under the 1994 Non-Employee Director Plan, each such person who is a director of the Company on a date which is in each year of the 1994 Non-Employee Director Plan (commencing in 1995), one day following the Annual Meeting of Shareholders for such year (the "Annual Grant Date"), shall receive non-qualified options to acquire 5,000 shares of stock of the Company, subject to adjustment as provided in paragraph 8 hereof, on such date, and such options shall be deemed to have been granted on such date. However, in the event that the shares available under the 1994 Non-Employee Director Plan are insufficient to make any such grant in full, all grants made under subparagraphs 4(b) or (c) on such date shall be prorated. Only one meeting during any calendar year may be designated as the Annual Meeting of Shareholders, and to the event that more than one meeting is so designated, the earliest during such calendar year shall be considered the Annual Meeting of Shareholders for purposes of the 1994 Non-Employee Director Plan.

               (c)  In addition to the grants described in
subparagraph 4(b) and subject to the availability of shares under the 1994 Non-Employee Director Plan, the Chairman of the Board of the Company on the Annual Grant Date shall receive non-qualified options to acquire 2,500 shares of stock of the Company, subject to adjustment as provided in paragraph 8 hereof, on such Annual Grant Date, and such options shall be deemed to have been granted on such anniversary date; provided, however, that in the event the shares available under the 1994 Non-Employee Director Plan are insufficient to make any such grant in full, all grants made under subparagraphs 4(b) or (c) on such date shall be prorated.



               (d) None of the options will be exercisable until the March 31 next following the date of grant. Each option shall become exercisable in the following four cumulative annual installments: 25% on the first March 31 following the date of grant; an additional 25% on the second March 31 following the date of grant; an additional 25% on the third March 31 following the date of grant; and the last 25% on the fourth March 31 following the date of grant. From time to time during each of such installment periods, the option may be exercised with respect to some or all of the shares allotted to that period, and/or with respect to some or all of the shares allotted to any prior period as to which the option was not fully exercised. During the remainder of the term of the option (if its term extends beyond the end of the installment periods), the option may be exercised from time to time with respect to any shares then remaining subject to the option. The provisions of this subparagraph 4(d) are subject to any option provisions governing the minimum number of shares as to which an option may be exercised.

               (e) Subject to earlier termination as provided elsewhere in the 1994 Non-Employee Director Plan, each option shall expire ten (10) years from the date the option was granted.

               (f) The exercise price of each option shall be equal to one hundred percent (100%) of the fair market value of the stock subject to the option on the date the option is granted, which shall be the closing price for the stock of the Company on the date of such grant or if the date of such grant is not a trading day, the first immediately preceding trading day. The closing price for any day shall be the last reported sale price regular way or, in case no such reported sale takes place on such date, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange registered under the 1934 Act on which the stock of the Company is admitted to trading or listed, or if not listed or admitted to trading on any national securities exchange, the last sale price of the stock of the Company on the National Association of Securities Dealers National Market System ("NMS") or, if not quoted in the NMS, the average of the closing bid and asked prices of the stock of the Company on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or any comparable system, or if the stock of the Company is not listed on NASDAQ or any comparable system, the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose.

               (g) The purchase price of stock acquired pursuant to an option shall be paid at the time the option is exercised in cash or check payable to the order of the Company in an amount equal to the option price for the shares being purchased, in whole shares of stock of the Company owned by the optionee having a fair market value on the exercise date (determined by the Committee in accordance with any reasonable evaluation method, including the evaluation method described in Treasury Regulation 20.2031-2) equal to the option price for the shares being purchased, or a combination of stock and cash or check payable to the order of the Company, equal in the aggregate to the option price for the shares being purchased. Payments of stock shall be made by delivery of stock certificates properly endorsed for transfer in negotiable form. If other than the optionee, the person or persons exercising the option shall be required to furnish the Company appropriate documentation that such person or persons have the full legal right and power to exercise the option on behalf of and for the optionee.

               (h) An option by its terms may only be transferred by will or by the laws of descent and distribution upon the death of the optionee, shall not be transferable during the optionee's lifetime, and shall be exercisable during the lifetime of the person to whom the option is granted only by such person.

               (i) The Company may require any optionee, or any person to whom an option is transferred under subparagraph 4(h), as a condition of exercising any such option, to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock. The requirement of providing written assurances, and any assurances given pursuant to the requirement, shall be inoperative if (i) the shares to be issued upon the exercise of the option are then registered or qualified under the then applicable federal or state securities laws, or (ii) a determination is made by counsel for the Company that such written assurances are not required in the circumstances under the then applicable federal or state securities laws.


               (j) If a Non-Employee Director optionee ceases to serve as a director of the Company, then such optionee's option shall terminate twelve (12) months thereafter, and during such twelve (12) month period, such option shall be exercisable only as to those shares with respect to which installments, if any, had accrued as of the date on which the optionee ceased to serve as a director of the Company. If such optionee dies during his term of office as a director or during the twelve month period following such cessation of directorship, then such option may be exercised at any specified time up to one (1) year following the death of the optionee by the person or persons to whom the optionee's rights under such option pass by will or by the laws of descent and distribution, but only to the extent that the optionee was entitled to exercise said option immediately prior to his death. In the event that the Non-Employee Director optionee is removed from the Board of Directors of the Company for cause, the option terminates immediately on the date of such removal. Removal for cause shall include removal of a director who has been declared of unsound mind by an order of court or convicted of a felony.

          This subparagraph 4(j) shall not be construed to extend the term of any option or to permit anyone to exercise the option after expiration of its term, nor shall it be construed to increase the number of shares as to which any option is exercisable from the amount exercisable on the date of termination of the optionee's service as a director.

               (k) Options may be exercised by ten (10) days written notice delivered to the Company stating the number of shares with respect to which the option is being exercised together with payment for such shares. Not less than ten (10) shares may be purchased at any one time unless the number purchased is the total number of shares which may be purchased under the option.

               (l) Any option granted hereunder shall provide as determined by the Committee for appropriate arrangements for the satisfaction by the Company and the optionee of all federal, state, local or other income, excise or employment taxes or tax withholding requirements applicable, if any, to the exercise of the option or the later disposition of the shares of stock thereby acquired. Such arrangements shall include, without limitation, the right of the Company to deduct or withhold in the form of cash or, if permitted by law, shares of stock from any transfer or payment to an optionee or, if permitted by law, to receive transfers of shares of stock or other property from the optionee, in such amount or amounts deemed required or appropriate by the Committee in its discretion. Any shares of stock issued pursuant to the exercise of an option and transferred by the optionee to the Company for purposes of satisfying any withholding obligation shall not again be available for purposes of the Plan.

          5.   COVENANTS OF THE COMPANY.

               (a) During the terms of the options granted under the 1994 Non-Employee Director Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

               (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the 1994 Non-Employee Director Plan or the Company such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the 1994 Non-Employee Director Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act of 1933, as amended, either the 1994 Non-Employee Director Plan, any option granted under the 1994 Non-Employee Director Plan or any stock issued or issuable pursuant to any such option or grant. If the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the 1994 Non-Employee Director Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon grant or upon exercise of such options unless and until such authority is obtained.

               (c) The Company shall indemnify and hold harmless the members of the Committee in any action brought against any member in connection with the administration of the 1994 Non-Employee Director Plan to the maximum extent permitted by then applicable law, except in the case of willful misconduct or gross misfeasance by such member in connection with the 1994 Non-Employee Director Plan and its administration.

          6.   USE OF PROCEEDS FROM STOCK.

          Proceeds from the sale of stock pursuant to options granted under the 1994 Non-Employee Director Plan shall constitute general funds of the Company.

          7.   MISCELLANEOUS.

          Neither an optionee nor any person to whom an option is transferred under subparagraph 4(h) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

          8.   ADJUSTMENTS UPON CHANGES IN STOCK.

          If the outstanding shares of the stock of the Company are increased, decreased, or changed into, or exchanged for a different number or kind of shares or securities of the Company, without receipt of consideration by the Company, through reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation, or otherwise, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which options may be granted. A corresponding adjustment changing the number or kind of shares and the exercise price per share allocated to unexercised options, or portions thereof, which shall have been granted prior to any such change shall likewise be made. Any such adjustment, however, in an outstanding option shall be made without change in the total price applicable to the unexercised portion of the option but with a corresponding adjustment in the price for each share subject to the option. Adjustments under this section shall be made by the Committee whose determination as to what adjustments shall be made, and the extent thereof, shall be final and conclusive. No fractional shares of stock shall be issued under the 1994 Non-Employee Director Plan on account of any such adjustment.

          9.   TERMINATING EVENTS.

          Not less than thirty (30) days prior to the dissolution or liquidation of the Company, or a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company will not be the surviving or resulting corporation, or a sale of substantially all the assets of the Company to another person, or a reverse merger in which the Company is the surviving corporation but the shares of the Company's stock outstanding immediately preceding the merger are converted by virtue of the merger into other property (a "Terminating Event"), the Committee shall notify each optionee of the pendency of the Terminating Event. Upon delivery of said notice, any option granted prior to the Terminating Event shall be, notwithstanding the provisions of paragraph 4 hereof, exercisable in full, and not only as to those shares with respect to which installments, if any, have then accrued, subject, however, to earlier expiration or termination as provided elsewhere in the 1994 Non-Employee Director Plan. Upon the effective date of the Terminating Event, any option or portion thereof not exercised shall termi nate, and upon the effective date of the Terminating Event, the 1994 Non-Employee Director Plan shall terminate, unless provision is made in connection with the Terminating Event for assumption of options theretofore granted, or substitution for such options of new options covering stock of a successor employer corporation, or a parent or subsidiary corporation thereof, solely at the option of such successor corporation or parent or subsidiary corporation, with appropriate adjustments as to number and kind of shares and prices.

          10.  AMENDMENT OF THE 1994 NON-EMPLOYEE DIRECTOR PLAN.

               (a) The Committee, at any time, and from time to time, except as otherwise provided in subparagraph 10(c), may amend the 1994 Non-Employee Director Plan. However, except as provided in paragraph 8 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the affirmative vote of a majority of the shares of the Company present, or represented, and entitled to vote at a duly held meeting at which a quorum is present or by the written consent of the holders of a majority of the outstanding shares of the Company entitled to vote, where the amendment will:

                         (i)  Materially increase the number of shares
reserved for options under the 1994 Non-Employee Director Plan;

                         (ii)  Materially modify the requirements as to
eligibility for participation in the 1994 Non-Employee Director Plan; or

                         (iii)  Materially increase the benefits accruing
to participants under the 1994 Non-Employee Director Plan;
provided, however, that approval at a meeting or by written consent need not be obtained or may be obtained by a lesser degree of shareholder approval if the Committee determines, in its discretion after consultation with the Company's legal counsel, that such approval is not required under, or such lesser degree of shareholder approval will comply with, all applicable laws, including Rule 16b-3 promulgated pursuant to the 1934 Act.

               (b) Rights and obligations under any option granted pursuant to the 1994 Non-Employee Director Plan, while the 1994 Non-Employee Director Plan is in effect, shall not be altered or impaired by suspension or termination of the 1994 Non-Employee Director Plan, except with the consent of the person to whom the stock or option 65 was granted.

               (c) The provisions of paragraph 4 subdivisions (a)-(f) may not be amended more than once every six (6) months other than to comply with changes in the Code, the Employee Retirement Income Securities Act, or the rules thereunder.

          11.  TERMINATION OR SUSPENSION OF THE 1994 NON-EMPLOYEE DIRECTOR
PLAN.

               (a) The Committee may suspend or terminate the 1994 Non-Employee Director Plan at any time. Unless sooner terminated, the 1994 Non-Employee Director Plan shall terminate ten years from the Effective Date
(as defined in paragraph 12) of the 1994 Non-Employee Director Plan. No options may be granted under the 1994 Non-Employee Director Plan while the 1994 Non-Employee Director Plan is suspended or after it is terminated.

               (b) Rights and obligations under any option granted pursuant to the 1994 Non-Employee Director Plan, while the 1994 Non-Employee Director Plan is in effect, shall not be altered or impaired by suspension or termination of the 1994 Non-Employee Director Plan, except with the consent of the person to whom the stock or option was granted.

          12.  EFFECTIVE DATE OF PLAN.

          The 1994 Non-Employee Director Plan shall become effective on April 27, 1994 (the "Effective Date") but no options granted under the 1994 Non-Employee Director Plan shall be exercised unless and until the 1994 Non-Employee Director Plan has been approved by the affirmative vote of a majority of the outstanding shares of the Company present, or represented, and entitled to vote at a duly held meeting at which a quorum is present or by the written consent of the holders of a majority of the outstanding shares of the Company entitled to vote, and, if required, an appropriate permit has been issued by the appropriate state securities authorities and approval has been obtained from the appropriate federal or state and/or federal regulatory authorities.

Exhibit 10.2

NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, NO SHARES OF THE COMPANY'S STOCK SHALL BE ISSUED PURSUANT HERETO UNLESS THE COMPANY'S 1994 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN SHALL HAVE FIRST BEEN APPROVED BY THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF THE COMPANY PRESENT, OR REPRESENTED, AND ENTITLED TO VOTE AT A DULY HELD MEETING AT WHICH A QUORUM IS PRESENT OR BY THE WRITTEN CONSENT OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF THE COMPANY ENTITLED TO VOTE.


                                CU BANCORP

                        NON-QUALIFIED STOCK OPTION

                          (NON-EMPLOYEE DIRECTOR)





________________________, Optionee:



          CU Bancorp (the "Company"), pursuant to its 1994 Non-Employee

Director Stock Option Plan (the "1994 Non-Employee Director Plan"), has

this day granted to you, the optionee named above, an option to purchase shares of the common stock of the Company ("Common Stock").  This option is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the

"Code").

          The details of your option are as follows:



              The total number of shares subject to this option is

  ___________________ (____).  None of the options will be exercisable until the March 31 next following the date of the grant.  Each option shall become exercisable in the following four cumulative annual installments:  25% on the first March 31 following the date of the grant; an additional 25% on the second March 31 following the date of the grant; an additional 25% on the third March 31 following the date of the grant; and the last 25% on the fourth March 31 following the date of the grant.  From time to time during each of such installment periods,

  the option may be exercised with respect to some or all of the shares allotted to that period, and/or with respect to some or all of the shares allotted to any prior period as to which the option was not fully exercised.  During the remainder of the term of the option (if its term extends beyond the end of the installment periods), the option may be exercised from time to time with respect to any shares then remaining subject to the option.



                   The exercise price of this option is

  ___________________________ ($____________) per share, which is equal to one hundred percent (100%) of the fair market value of the Common Stock on the date of the grant of this option.



                   The exercise price per share shall be paid upon

  exercise of all or any part of each installment which has become exercisable by you at the time the option is exercised in cash or check payable to the order of the Company, in whole shares of stock of the

  Company owned by the Optionee having a fair market value on the exercise date equal to the option price for the shares being purchased, or a combination of stock and cash or check payable to the order of the

  Company, equal in the aggregate to the option price for the shares being purchased.



              The minimum number of shares with respect to which this

  option may be exercised at any one time is ten (10) except as to an installment subject to exercise, as set forth in paragraph 1, which amounts to fewer than ten (10) shares, in which case, as to the exercise of that installment, the number of shares in such installment shall be the minimum number of shares.

              The Company may require any optionee, or any person to whom an option is transferred under paragraph 7, as a condition of exercising the option, to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock; provided, however, that the requirement of providing such written assurances, and any assurances given pursuant to the requirement, shall be inoperative if (i) the shares issuable upon exercise of this option are then registered or qualified under the then applicable federal or state securities laws or

  (ii) a determination is made by counsel for the Company that such assurances are not required in the circumstances under the then applicable federal or state securities law.



              The term of this option commences on the date hereof and,

  unless sooner terminated as set forth below or in the 1994 Non-Employee

  Director Plan, terminates on the date which is ten (10) years from the date of the grant as defined in the 1994 Non-Employee Director Plan.

  This option shall terminate prior to the expiration of its term as follows:  twelve (12) months after the cessation of your directorship with the Company for any reason, unless (A) in the event you die during the period of your service as a director or during the twelve month period specified above, one (1) year following the date of your death.;

  or (c) such cessation of directorship is for cause (as defined in the

  1994 Non-Employee Director Plan) whereupon this option terminates immedi ately on the date of your removal from the Board of Directors of the

  Company.  However, in any and all circumstances, this option may be exercised following cessation of directorship only as to that number of shares as to which it was exercisable on the date of cessation of directorship under the provisions of paragraph 1 of this option.



              This option may be exercised, to the extent specified above,

  by delivering ten (10) days' written notice of exercise together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours,

  together with such additional documents as the Company may then require pursuant to paragraph 4.



              This option is not transferable, except by will or by the

  laws of descent and distribution, and is exercisable during your life only by you.

              Any notices provided for in this option or the 1994 Non-

  Employee Director Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.



              This option is subject to all the provisions of the 1994 Non-

  Employee Director Plan, a copy of which is attached hereto, and its provisions are hereby made a part of this option, including without limitation, the provisions of paragraphs 4 of the 1994 Non-Employee

  Director Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the 1994 Non-

  Employee Director Plan.  In the event of any conflict between the provisions of this option and those of the 1994 Non-Employee Director

  Plan, the provisions of the 1994 Non-Employee Director Plan shall control.



              The Company is not providing you with advice, warranties, or representations regarding any of the legal or tax effects to you with respect to this grant.  You are encouraged to seek legal and tax advice from your own legal and tax advisers as soon as possible.



              By accepting this grant and the shares of Common Stock

  covered thereby, and by signing this instrument, you acknowledge that you are familiar with the terms of the grant and the 1994 Non-Employee

  Director Plan, that you have been encouraged by the Company to discuss the grant and the 1994 Non-Employee Director Plan with your own legal and tax advisers, and that you agree to be bound by the terms of the grant and the 1994 Non-Employee Director Plan.



          Dated this _____ day of __________________, 19__.

                              Very truly yours,

                              CU Bancorp



                              By____________________________
                                Duly authorized on behalf of
                                the Board of Directors

The undersigned:



                   Acknowledges receipt of the foregoing option and

  understands that all rights and liabilities with respect to this option are set forth in the option and the 1994 Non-Employee Director Plan; and



                   Acknowledges that as of the date of grant of this

  option, it sets forth the entire understanding between the undersigned optionee and the Company regarding the acquisition of stock in the

  Company and supersedes all prior oral and written agreements on that subject.




                              ______________________________
                                        Optionee


                    Address:  ______________________________

                              ______________________________


Attachments:

     CU Bancorp 1994 Non-Employee Directors Stock Option Plan

Exhibit 10.3

                   MORTGAGE SERVICING PURCHASE AGREEMENT

      THIS MORTGAGE SERVICING PURCHASE AGREEMENT (this "Agreement") is entered into this ______ day of ________, 1994, by and between Douglas County Bank & Trust Co., with its principal office being located in Omaha, Nebraska (hereinafter called "Buyer"), and California United Bank, its principal office being located in Encino, California (hereinafter called "Seller");

                                WITNESSETH:

WHEREAS, Seller is the servicer of certain residential mortgage loans identified on Exhibit A attached hereto and incorporated herein by reference; and

WHEREAS, Seller desires to sell, assign, transfer and set over to Buyer, and Buyer desires to purchase all of the Seller's rights and obligation to service the mortgages listed on Exhibit A.

      NOW, THEREFORE, in consideration of the purchase price to be paid by the Buyer as hereinafter set forth, and in consideration of the mutual promises contained herein, Buyer and Seller agree as follows:

      1.    DEFINITIONS.   The  following terms shall  have  the  following
meanings:

           1.1. The term "Mortgage Note" shall mean a valid and enforceable note or other evidence of indebtedness secured by a Mortgage listed in Exhibit "A" attached hereto.

           1.2. The term "Mortgage" shall mean each valid and enforceable mortgage or deed of trust listed on Exhibit A. Each Mortgage secures a Mortgage Note and creates a valid lien upon the described real property improved by a single family (1-4 families) dwelling, subject to no other liens or encumbrances except those which may be subordinate to our first lien position or specifically provided therein. The term "Mortgages" shall refer to all Mortgages listed on Exhibit A.

           1.3. The term "Mortgage Portfolio" shall mean all documents, agreements, instruments or correspondence relating to a Mortgage Note and the Mortgage securing it, including the related title insurance policy, fire and casualty insurance policy or a currant declaration page, flood hazard insurance policy (if any), mortgage insurance or guaranty certificate and any other documents, agreements, or instruments under which any related legal rights or obligations are created or exist, and shall include copies of the original Mortgage Note and Mortgage.



           1.4. The term "Closing" shall mean the closing of the purchase and sale contemplated by this Agreement, and the term "Closing Date" shall mean August 31, 1994, or such other time as may be mutually agreed upon in writing by Buyer and Seller. The term "Transfer Date" shall also mean August 31, 1994, unless another date is mutually agreed upon in writing by Buyer and Seller. The term "Settlement Date" shall mean the date which is ten business days after Transfer Date.

          1.5. The term "Seller's Cut-off Date" shall mean August 31, 1994, which shall be the day on which Seller closes the books of account (after application of all funds received on or before August 31, 1994, with respect to the Mortgages in order to determine the outstanding balances of the Mortgage Notes for the purpose of determining the purchase price and to consummate the transfer of servicing to Buyer.

          1.6. The term "Contract Date" shall mean ___________, 1994, which shall be the day on or by which both parties shall have executed this agreement.

           1.7. The term "Property" shall mean all of the following rights, properties, interests, documents, agreements and funds:

               1.7.1. All of the Seller's rights and obligations to service the Mortgages and to receive all payments due 72 or to become due under such Mortgages, in accordance with the terms and conditions of any and all servicing agreements governing the Mortgages, including but not limited to, the right to receive and retain all servicing fees, late fees, assumption fees, insurance proceeds and other amounts.

                1.7.2. Seller's servicing and insurance files relating to the Mortgages and the closing and servicing thereof.

               1.7.3. All Mortgage Portfolios pertaining to Mortgages.

           1.8. The term "Ninety Day Mortgage" shall mean any Mortgage which, at the close of business on Seller's Cut-off Date, is in default as a result of payments for the months of June, July and August 1994 (for principal and interest) not having been made.

           1.9. The term "In Foreclosure" shall mean that the notice of default has been filed to commence proceedings in foreclosure or a sale under power of sale under the law of the State wherein a Mortgage is to be enforced has been taken and such proceedings are continuing.



           1.10. The term"In Litigation" shall mean that a legal action in foreclosure of a Mortgage, or for a deficiency thereunder, in which the sale of the property in foreclosure (whether by action, power of sale, or otherwise) has been delayed by reason of the defense of such action by the mortgagor, or any other legal action or proceeding relating to such mortgage is pending.

           1.11. The term "In Bankruptcy" shall mean as to a Mortgage, that any mortgagor thereof has sought relief under or has otherwise been subjected to the federal bankruptcy laws or other similar laws of general application for the relief of debtors, through the institution of appropriate proceedings, and such proceedings are continuing; such proceedings shall be deemed to continue until the real property covered by such Mortgage is released from jurisdiction of the Bankruptcy or other court in which the matter is pending, whether because such proceeding is dismissed, finally concluded or otherwise.

           1.12. The term "Investor" shall mean the owner and holder of the note.

           1.13. The term "T&I Account" means the custodial account established as described in Section 7.7 herein into which all monies designated for the payment of taxes, assessments and insurance are placed.

           1.14. The term "P&I Account" means the custodial account established as described in Section 7.7 herein, into which all monies designated for the payment of principal and interest are placed.

           1.15. The term "Custodial Account" includes the P&I Account and T&I Account, and any other custodial account established by Seller and in effect at the time of the execution of this Agreement.

     2. PURCHASE AND SALE. Subject to the terms and provisions set forth in this Agreement, on the Closing Date Seller shall sell, assign, transfer and set over to Buyer all of Seller's rights and obligations to service the Mortgages, and sell and convey the Property to Buyer, and Buyer shall purchase the Property from Seller and shall assume the obligation to service the Mortgages.
      3. DEPOSIT. Buyer has paid directly to seller a deposit of $19,100.00, which shall be applied to the Purchase Price (See 4.2 below). Should Buyer or Seller breach in any material respect one of its material obligations under this Agreement, and should such breach result in damage to the other party, then party so damaged may pursue the following remedy:
The damaged party shall give written notice to the other party of its breach and provide the breaching party ten (10) days to correct such breach. If the breach cannot be cured in this ten (10) day period, then the damaged party may terminate this Agreement by written notice to the other party. Should this Agreement be terminated in accord with this Paragraph, then each party shall return to the other all monies paid to the other under this Agreement, including the deposit of $19,100.00. Upon a breach of this Agreement by the Buyer, Seller may retain the deposit as liquidated damages.

               3.1. Buyer acknowledges receipt of the above deposit.

     4.   PURCHASE PRICE.

       73      4.1. The Purchase Price to be paid by Buyer to Seller of the
Property shall be the sum of:

               4.1.1. One Hundred and Ten one hundredths percent (1.10%) of an amount equal to (i) the aggregate unpaid principal amount of all of the applicable Mortgage Notes at the close of business on Seller's Cut-off Date, minus (ii) the aggregate unpaid principal amount of all Ninety Day Mortgages, Mortgages in Foreclosure, In Litigation or In Bankruptcy and for which a pay off request has been received; plus

                4.1.2. the amount of all unreimbursed advances made by Seller on or prior to the Transfer Date to any escrow accounts maintained in connection with any of the applicable Mortgages.

           4.2. The Purchase Price, minus the deposit previously paid, will be paid to Seller on the Settlement Date.

      5. DELIVERY. The Seller shall deliver to Buyer, within 5 business days of Transfer Date, the following:

           5.1. Instruments of transfer and conveyance, in form reasonably satisfactory to Buyer, evidencing the sale, assignment and transfer of the Property by Seller to Buyer, including copies of assignments of each Mortgage from Seller to Buyer. As of the Transfer Date, Seller shall certify in writing that it has sent such assignments (and corresponding filing fees) for recording at the proper governmental office;

          5.2. Cash payable by bank wire in immediately available funds for the balance required to be in the related custodial accounts within 3 business days of Seller's Transfer Date;

           5.3. The Mortgage Portfolio for each Mortgage and the files described in 1.7.2;



           5.4. Such other documents as Buyer may reasonably require in order to complete the transactions contemplated hereunder and to evidence compliance by Seller with the covenants, agreements, representations and warranties made by it hereunder;

           5.5. A cut-off trial balance for each Mortgage will be listed on Exhibit A. A copy of all outstanding payoff letters or other documents relating to such request for pay off shall be provided to Buyer by Seller at the Closing Date.

      6. REPRESENTATIONS AND WARRANTIES OF BUYER AND SELLER. As an inducement to enter into this Agreement, Buyer and Seller each represent and warrant to the other as follows (it being acknowledged that each such representation and warranty relates to material matters upon which the other has relied and it being understood that each such representations and warranties shall survive the transfer of servicing contemplated hereby):

           6.1. It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; has all the requisite power and authority to own its properties and carry on its business as and where now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the character and location of the properties owned or leased by it or the nature of the business transacted makes such qualifications necessary; and has all requisite corporate power and authority to enter into this Agreement, and the agreements to which it is or will become a party contemplated by this Agreement, and to carry out the transactions contemplated hereby;

           6.2. The execution and delivery of this Agreement, and of the agreements to be entered into pursuant hereto, and the consummation of the transactions contemplated hereby have each been duly and validly authorized by all necessary corporate action, and this Agreement and each such other agreement constitute valid and legally binding agreements enforceable in accordance with their respective terms;

           6.3. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate, conflict with, result in a beach of, constitute a default under, be prohibited by, or require any additional approval under its charter, certificate of incorporation, bylaws, or any instrument or agreement to which it is a party or by which it is bound or which affects the Property, or any federal or state law, rule or regulation or any judicial or administrative decree, order, ruling or regulation applicable to it or to the Property; and

           6.4. There is no litigation or action at law or in equity pending, or, to its knowledge, threatened against it and no proceeding of any kind is pending, or to its knowledge, threatened, by any federal, state or local governmental or administrative body, which will or might materially affect any of the Property or its ability to consummate the transactions contemplated hereby.

           6.5. Buyer and Seller represent that they know of no reason why the transfer of this servicing would not be approved by the Investors.

      7. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF SELLER. As an inducement to Buyer to consummate the transactions contemplated hereby, Seller additionally represents and warrants as follows (it being acknowledged that each such representation and warranty relates to material matters upon which Buyer has relied and it being agreed that all such representations and warranties shall survive the Closing contemplated hereby):

           7.1. All Mortgage Notes and Mortgages and all documents, agreements and instruments pertaining to each such Mortgage Note and Mortgage (each such Mortgage Note, Mortgage and documents, agreements and instruments related thereto and hereinafter referred to as "Mortgage Loan") are valid and enforceable in accordance with their respective terms subject to applicable bankruptcy, moratorium and other laws of general application affecting creditors' rights and meet all requirements of each applicable Investor. Seller is in material compliance with all requirements of each Investor and all other applicable laws and regulations with respect to any obligation by Seller to be performed pertaining to the Mortgage Portfolios.

          7.2. (Intentionally Blank)

           7.3. With respect to each Mortgage loan, the Investor or the Custodian for the Investor, who has possession of the Original Mortgage Note, the Original Mortgage, and the original title insurance policy, which Seller has received, is in possession of, and will at the closing deliver to the Buyer any remaining items in the Mortgage Portfolios. If Seller does not have the above items in is possession, it will inform Buyer of the location of these items.

           7.4. A valid and enforceable policy of title insurance prepared in compliance with applicable Investor Guidelines which has been issued in connection with each Mortgage in an amount not less than the original principal amount of the Mortgage Note secured by each such Mortgage, and each such policy is presently in full force and effect and all premiums with respect thereto have been paid in full; copies of all such policies of title insurance shall have been delivered to the Buyer not later than the Transfer Date.

           7.5. Each building or other improvement located on the premises covered by any Mortgage is insured in the manner required by the Mortgage Portfolio documents and by the Investor. The insurance policies contain standard mortgagee clauses against (i) loss or damage by fire and from such other insurable risks and hazards as are set forth in the standard extended coverage form of endorsement; and (ii) such other insurable risks and hazards against which insurance may be required by the FNMA/FHLMC where applicable. Such insurance is in amounts which are not less than the amount necessary to comply with any co-insurance provision of the policies, and in any event, in amounts not less than replacement cost of the property which is secured by the related Mortgage. To the knowledge of Seller, some of the said buildings and other improvements have been affected in some substantial manner or suffered any material loss as a result of any fire, explosion, accident, strike, riot, war, or act of God or the public enemy.

           7.6. The full original principal amount of each Mortgage Note (net of any discounts) has been advanced to the mortgagor named therein. Each Mortgage has been duly recorded in accordance with applicable laws and regulations and each Mortgage is a valid and enforceable first lien on the premises described therein, in each case subject to no other lien or encumbrance except customarily accepted by lenders in Califorinia. All subordinated liens excepted.

           7.7. Custodial accounts have been established and continuously maintained in material accordance with the requirement of the Investors and other applicable laws and regulations, and all payments which have been received in connection with the Mortgages have been duly and regularly deposited to custodial accounts and all disbursements therefrom have been made, in material accordance with all applicable requirements, laws and regulations. With respect to each Mortgage all payments for taxes, assessments, ground rents, hazard insurance, mortgage insurance and flood hazard insurance or comparable items constituting permissible expenditures from the T&I Account applicable thereto have been made before the same became delinquent, and all such hazard and mortgage and flood hazard insurance is in full force and effect; and, with respect to any such Mortgage, adequate flood hazard insurance is in full force and effect if required under applicable laws and regulations.

       75      7.8. (Intentionally Blank)

           7.9. All of the information set forth on Exhibit A is correct, and the aggregate unpaid principal amount on the Mortgage Notes on such Exhibit was materially true and correct as of the date set forth on such Exhibit.


          7.10. The unexpected amounts paid to Seller by the obligor or the Mortgage Notes and Mortgages for taxes, assessments, general rents, hazard insurance, Mortgage Insurance, flood hazard insurance and comparable items as shown on Exhibit "A" is correct. All such amounts expended by Seller prior to the Transfer Date to pay for such items has been and shall be properly expended in accordance with the requirements of the Mortgage Notes, the Mortgages and the requirements of applicable law and regulations.

           7.11. The Mortgages do not secure any project loans mobile home loans, construction loans, or mortgage-backed serial notes.

           7.12. Each of the representations and warranties of the Seller contained in any servicing agreements covering the Mortgages are true and correct in all respects at the time those representations and warranties were made.

           7.13. Seller has not received any prepaid fees for services rendered in conjunction with the Mortgages covered under the Service Agreements, and that as of the Transfer Date, Seller will have received payment for all amounts due to it for such services by Seller furnished prior to the Transfer Date, subject to any post-closing adjustments necessary to provide Lender/Servicer with any fees actually earned but not received by Lender/Servicer.

      8. CERTAIN COVENANTS OF SELLER. Seller covenants and agrees with Buyer as follows, it being understood and agreed that each of the following covenants and agreements shall survive the Closing:

          8.1. Seller shall warrant and defend title of Buyer in and to the Property, and at any time, upon request of Buyer, Seller shall at its expense, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered such acts deeds, assignments, releases, transfers, conveyances, powers of attorney, other instruments and guarantees as may be reasonably necessary or proper for the purpose of fully effectuating the assignment, transfer and conveyance of the Property to Buyer.

           8.2. Seller will indemnify, defend and hold Buyer harmless from and against any and all claims, loss, cost or damage, including, without limitation, reasonable attorneys' fees and expenses, (i) arising out of any act or omission, or alleged act or omission, of Seller or any employee, agent or representative authorized to act and acting on Seller's behalf with respect to the Mortgage Notes, the Mortgages or any document, agreement, or instrument contained therein or relating thereto, occurring on or prior to the Transfer Date; or (ii) arising in connection with any foreclosure of or effort to collect sums due under a Mortgage undertaken by Seller or any employee, agent or representative (other than Buyer) authorized by Seller to act in this regard on Seller's behalf; or (iii) arising out of Seller's failure to perform any of its obligations hereunder; or (iv) arising out of the falsity, incorrectness or incompleteness in any material respect of any representation or warranty made by Seller herein, or otherwise heretofore or hereafter made by Seller, or of any books, records, documents, agreements, instruments or other papers or information transferred to Buyer pursuant to this Agreement; or
(v) arising out of Seller's failure on or prior to the Transfer Date to place or maintain in force of flood, casualty or hazard insurance policy on any real property and improvements thereon securing a Mortgage note which was adequate in coverage and amount under accepted practice in the mortgage banking industry. Buyer shall only be entitled to indemnification hereunder if Seller shall have received from Buyer thirty (30) days' written notice of a claim for such indemnification, specifying the nature and amount of the claim, and the facts and circumstances giving rise to it. Seller shall be entitled to undertake and control the defense and settlement of any such claim.
           8.3. From and after the date of its execution of this Agreement, Seller shall make available during normal business hours to Buyer or cause to be made available to Buyer for its inspection, copying and reproduction, the Property and all books and records maintained by, through or for Seller relative thereto and, until the Transfer Date, Buyer and its authorized officers, employees and agents shall be given unrestricted access thereto, provided only that its and their activities shall not unreasonably interfere with the normal business operations of Seller. In addition, Seller shall hereafter and following the Transfer make available to Buyer such of Seller's personnel from time to time during regular business hours and for such time as may be reasonable or the purpose of assisting Buyer in an orderly and efficient transfer as herein contemplated, and to enable Buyer to carry out its responsibilities as servicer.

          8.4. With respect to any and all payments received by Seller on or after the close of business on Seller's Transfer Date on account of any Mortgage, Seller shall hold the same as agent for Buyer and keep the same separate from its 76 other funds and, commencing on the Transfer Date, shall immediately deliver the same to Buyer, properly endorsed. In addition, on and after the Transfer Date, Seller shall within 48 hours, forward and remit by express mail or other expeditious means to Buyer any and all bills, invoices, insurance policies, letters, documents and other correspondence or communications relating to the Property or to any Mortgages.

           8.5. Not less than fifteen (15) days prior to the Transfer Date, Seller shall, at its sole cost and expense, prepare, or cause the Investors to prepare, as appropriate, and mail to each hazard and casualty insurer for each Mortgage, and to the writing of agent for each flood hazard insurer for each Mortgage, a request for an endorsement of its policy of insurance effective on the Transfer Date adding Buyer as servicer for the Investor in form reasonably satisfactory to the Buyer and naming Buyer as loss payee (with proper loan number, if available) together with instructions that such endorsement be forwarded directly to the Buyer at the following address:

                    Douglas County Bank & Trust Co.
                    P.O. Box 4340
                    Omaha, NE  68104

Prior to the Transfer Date, Seller shall file a copy of each such request in the appropriate servicing file for each Mortgage to be transferred to Buyer under this Agreement.

           8.6. Seller shall notify each mortgagor which has executed a Mortgage of the sale of its servicing to Buyer and shall direct such mortgagors to make all future payments to Buyer. Such notice shall be given in the time frames prescribed by applicable rules, laws and regulations, and shall also be given upon Buyer's request.

           8.7. On or before August 31, 1994, Seller shall furnish to Buyer a trial balance, certified to be correct by an officer of Seller, identifying by loan number each Mortgage, as of Seller's Cut-off Date, and setting forth for each such Mortgage as of such date:

               8.7.1. the current principal balance;

                8.7.2. the P&I Account and T&I Account balances maintained by the Seller;


                8.7.3. the current monthly payment (stating separately the portion for principal and interest and the portion for taxes, insurance and similar items) and the due date of the next installment payment of principal and interest;

                8.7.4. delinquent payments by date due and amount, if  any;
and

                8.7.5. the amount of all of Seller's unreimbursed advances, including but not limited to, such advances to the T&I Account. In addition, Seller shall identify by loan number all Ninety Day Mortgages, if any.

                8.7.6 the loans for which a payoff statement has been received.


     All information required under paragraphs 8.7.1 through 8.7.6 shall be accurate as of the Transfer Date and shall be furnished by Seller to Buyer within five (5) days after the Transfer Date.

      On the Transfer Date, Seller using its reasonable best efforts shall furnish to Buyer a written statement, certified to be correct by an officer of Seller, identifying any Mortgage loan number with respect to which Seller has received a threat of litigation or action against it and whether the problem giving rise to such threat still exists. In such statement Seller shall also identify by loan number and property description of the type of payment due or pending action necessary, as the case may be, (i) any and all Mortgages with respect to which any payment for taxes assessments, ground rents, hazard insurance premiums, mortgage insurance premiums, flood insurance premiums or comparable items constituting permissible expenditures are delinquent or will become delinquent if not paid within the thirty (30) day period immediately following the Transfer Date; and (ii) any and all Mortgages with respect to which, to the best of Seller's knowledge, Buyer will need to take any other action (including, but not limited to, action with respect to pending insurance claims, loan assumptions, requests for transfer or payoffs, requests for partial release, payment plans, pending inquiries or claims of the respective mortgagors or others, and other similar matters) within said thirty (30) day period other than the normal collection of monthly payments and accounting thereof.

       77           8.8. On or before the Transfer Date, with respect to
each Mortgage, Seller will deliver to Buyer:

                8.8.1. tax receipts for, or other official evidence of, payment of the taxes required to be made from the T&I Account relating thereto for the fiscal tax period most recently ended;

                8.8.2. copies containing Seller's most recent analysis of its T&I Accounts; and

                8.8.3. with respect to each Mortgage, a schedule of the history of the transactions for the life of the Mortgage and all codes applicable to such history transactions used on the records maintained by Seller with respect to each such Mortgage.


                8.9. Seller will indemnify Buyer against payoff, from transfer date until January 10, 1995.

      9. REPURCHASE OF DEFECTIVE PROPERTY. Upon the written request of Buyer at any time, subject to investor approval and from time to time after Closing for a period of 120 days after the Transfer Date, Seller shall attempt to cure and if unsuccessful in its attempt to cure promptly purchase, for the prices hereinafter set forth, the servicing rights for any Mortgage as to which, in the opinion of Buyer, the documents included in the related Mortgage Portfolio are so defective as to possibly prevent or interfere with Buyer's collection of the payments under, or realization of the other benefits of, such Mortgage. The Purchase Price for each such portion of the Property shall equal the sum of (i) an amount equal to one hundred and ten one hundredths percent (1.10%) of the unpaid principal amount of the related Mortgage Note at the close of business on the Seller's repurchase date, plus (ii) all sums paid by Buyer hereunder for Seller's unreimbursed advances to its T&I Account with respect to such Mortgage, to the extent Buyer has not been reimbursed for such advances by the respective mortgagor; and (iii) all other unreimbursed costs, expenses and advances (including, but not limited to, advances to any T&I Account maintained by the Buyer) incurred by Buyer in connection with the Mortgage after the Closing Date.

      10. CERTAIN AGREEMENTS WITH RESPECT TO NINETY-DAY MORTGAGES. Seller and Buyer further agree with reference to the Ninety Day Mortgages that in the event that (i) a check or checks in payment of any amount due or to become due under any such mortgage shall have been received by Seller prior to the close of business on Seller's Cut-off Date and shall be returned uncollected for any reason; and (ii) such Mortgage would have been a Ninety-Day Mortgage as of the close of business on Seller's Cut-off Date except for the receipt on or prior to such date of such check or checks, then Seller shall immediately pay to Buyer the portion of the Purchase Price attributable to the servicing rights for such Mortgage received by Seller at the Closing in accordance with the computation of the portion of the Purchase Price attributable to the servicing rights for any particular Mortgage as set forth in Section 8 above, and thereafter such Mortgage shall be treated as a Ninety-Day Mortgage.

      11. OTHER POST CLOSING ADJUSTMENTS. Seller shall promptly reimburse and remit to Buyer upon demand the portion of the Purchase Price paid by Buyer under Section 4.1.1 hereof with respect to any Mortgage which is prepaid or otherwise paid in full on or prior to the Closing Date, whether or not Seller shall have received and credited such payment on or before the Closing Date. If Buyer is not reimbursed in full within 12 months for the unreimbursed advances of Seller to the escrow accounts for which Buyer paid a portion of the Purchase Price under Section 4.1.2 hereof, the Seller will promptly reimburse and remit to Buyer upon demand the amount of any actual cash loss or losses (including, but not limited to, the portion of the Purchase Price paid under 4.1.2 hereof) incurred by Buyer in connection with such reimbursed advances to any such escrow account with respect to any Mortgage. Thereafter, if unreimbursed advances are paid to Buyer, Buyer will reimburse the same amount to Seller.

       Seller shall not use, and shall prohibit its affiliates, correspondents, wholesale sources, successors or assigns from using, the mortgagor list of the Mortgages or other data or information related to the Mortgages for purposes of soliciting a refinancing of the Mortgages or conducting marketing programs of any type, such list, data and information after the Closing Date being the sole property of Buyer. Seller shall not take any action which would permit use of such list, information or data by a third party. Should the Seller, its affiliate, correspondent, wholesale sources, successors or assigns solicit any of the mortgagors who have executed the Mortgages, the servicing of which is sold hereby, and such mortgagors pay off amounts owing to Buyer, Seller shall reimburse the fees Buyer has previously paid for such Mortgages.

     12. CLOSING CONDITIONS. The respective obligations of Buyer and Seller to complete the purchase and sale of 78 the Property pursuant to this Agreement are subject to the fulfillment on or prior to Closing Date of each of the following conditions to be fulfilled by the other, unless the same is specifically waived in writing by the party for whose benefit the same is to be fulfilled:

           12.1. Seller and Buyer shall each have materially performed all of its covenants and agreements contained herein which are required to be performed by each of them on or prior to the Closing and Transfer Date.

           12.2. All representations and warranties of Seller and Buyer respectively set forth in this Agreement shall be true in all material respects at and as if made on the Closing and Transfer Date.
           12.3. All requisite federal, state and local governmental and regulatory approvals relating to the transactions contemplated hereby shall have been obtained.

          12.4. (Intentionally Blank)

           12.5. Buyer shall have received from the Seller a copy of the monthly accounting report prepared by Seller, certified to be true and correct in all material respects by an authorized officer of Seller, with respect to each Mortgage as of Seller's Cut-off Date, together with a reconciliation for each such report.

           12.6. Buyer shall have received from Seller a copy of the Schedule of Mortgages for each of the Mortgages identified on Exhibit A, updated as of the close of business on Seller's Cut-off Date so that all Mortgages which have been satisfied as of said date can be deleted, together with a certificate signed by Seller's authorized officer, dated as of Closing Date, that all information set forth therein is true and correct. This Exhibit shall be delivered no later than the Closing Date.

           12.7. Buyer shall have received from Seller a certificate signed by Seller's authorized officer dated as of the Transfer Date, setting forth separately the amount of all unreimbursed advances made by Seller on or prior to Seller's Transfer Date to all escrow accounts maintained in connection with the Mortgages, identifying by loan number each Mortgage as to which such unreimbursed advances shall have been made, together with a statement that as of the Transfer Date all information set forth in such certificate is true and correct in all material respects.


          12.8. Buyer shall have received from Seller an assignment of each service agreement with the Investors, and/or any consent required from the Investors to such assignment.

           12.9. Seller will deliver to Buyer written approval of transfer of servicer rights and responsibilities from each Investor, effective on the Transfer Date.

      13. NOTICES. Any notice or demand which is required or permitted to be given by any provision of the Agreement shall be deemed to have been sufficiently given if either serviced personally or sent by prepaid or registered or certified mail, addressed at its address set for below:

               SELLER
               California United Bank
               16030 Ventura Blvd.
                         Encino, CA  91436

               BUYER
               Douglas County Bank & Trust Co.
               6015 N.W. Radial Highway
               Omaha, NE  68104

     Either party may change its address by written notice to the other.

      14. ENTIRE AGREEMENT. This Agreement, together with the agreements and instruments referred to herein, contains the entire agreement of the parties and there are no representations, inducements or other provisions other than those expressed in writing herein. All changes, additions or deletions hereto must be made in writing and signed by each of the parties.

     15. SURVIVAL OF PROVISIONS. All of the covenants, agreements, representations and warranties made herein 79 by the parties hereto shall survive and continue in effect after the consummation of the transactions contemplated hereby. The parties hereto shall, from time to time after the Closing Date, at the request of each of the other and without further consideration, execute and deliver such instruments and take such action as may be reasonably necessary, proper and convenient to consummate the transactions contemplated hereby.

      16. WAIVERS. A waiver of any term, condition or obligation under this Agreement by any party shall not be construed as a waiver by such party of any other term, condition or obligation nor shall any such waiver constitute a waiver of subsequent breach of the same term, condition or obligation or of any right consequent thereon.

     17. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of Nebraska.

      18. BROKERAGE FEES. Buyer and Seller represent that no brokerage fees or commissions were incurred by either of them in connection with this transaction, with the exception of those due Hamilton, Carter, Smith & Co., which are Seller's responsibility.

      19. LITIGATION. In the event of litigation concerning provisions of this Agreement, the prevailing party shall be entitled to attorney's fees and costs, including appellate attorney's fees and costs, if any.

       20.    ASSIGNMENTS.   Seller,  at  its  own  expense,  will  prepare
assignments to Buyer and have recorded such assignments immediately after Transfer.

      21. TRANSFER FEES. All investor and tax service transfer fees will have been paid by the Seller.

      22. TAPE TO TAPE TRANSFER. Prior to the Transfer Date, Seller will have prepared at its expense a diskette containing master file information in the Buyer's prescribed format and file specifications.

      23. RIGHT TO CURE. Buyer and Seller acknowledge that technical deficiencies, in documentation or otherwise, may be present in the Mortgage Portfolio and administration thereof which are susceptible of cure. Accordingly, prior to exercising any right which it may have under this Agreement with regard to any such technical deficiency in the Mortgage Portfolio, Buyer will give Seller not less than thirty (30) days' notice, during which period Seller may attempt to cure any such deficiency. So long as Seller is diligently attempting to affect a cure, Buyer shall not enforce any right which may be occasioned by such deficiencies for which a cure is being pursued. However, if said deficiencies are not cured within a reasonable period of time, notwithstanding Seller's efforts to do so, Buyer may exercise its right under this Agreement.


      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and sealed as of the day and year first above written.

                         California United Bank
                         ("Seller")

                         By:_____________________________________
                            Pat Hartman
ATTEST:                     Chief Financial Officer

___________________________

                         Douglas County Bank & Trust Co.
                         ("Buyer")

                         By:_____________________________________
                            John W. King
ATTEST:                     Senior Vice President

____________________________